UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2015

At Play Vacations, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-195950	46-3389613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2149 Rio De Janeiro Avenue, Punta Gorda, FL	33983
(Address of Principal Executive Offices)	(Zip Code)

(941) 916-1440
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Change of Control of Registrant

On August 17, 2015, a change in control of the Company occurred. On that date, Michael Hay and Jake Martin, our officers and directors, sold their shares in a private transaction to three persons who are now officers, directors, employees or consultants of the Company. The shares sold represented an aggregate of 10,000,000 shares of the Company's Common Stock.

Michael Hay and Jake Martin, former directors, principal officers and principal shareholders of the Company ("Hay" and "Martin" respectively), were each respectively the record holder of 5,000,000 shares of Common Stock. After the sale of stock, Hay and Martin each had no further no ownership of any voting securities of the Company.

Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Directors Percent of Class(1)
Chua Seong Seng 2149 Rio De Janeiro Ave. Punta Gorda, FL 33983	5,000,000	29.4%

Lim Wei Lin 2149 Rio De Janeiro Ave. Punta Gorda, FL 33983	2,500,000	14.7%

Low Tuan Lee 2149 Rio De Janeiro Ave. Punta Gorda, FL 33983	2,500,000	14.7%

All current Officers and Directors (including Director Nominees) as a group (three persons)	10,000,000	58.8%

(1)            Beneficial ownership is determined in accordance with the applicable rules under the Exchange Act. In computing the number of shares beneficially owned by an executive officer or a director and the percentage ownership of that person, shares of the Company's Common Stock subject to options held by that person that are currently exercisable, or become exercisable within 60 days from the date of this Information Statement, are deemed outstanding. However, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. For purposes of determining the individual beneficial ownership percentage post-Change in Majority of Directors, each percentage was calculated based on the Company's Common Stock outstanding (17,000,000 shares) as of the date of this Information Statement. There are no outstanding stock options, warrants or other rights.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

To the Company's knowledge, there are no arrangements or understandings among members of both the former and new control groups and their associates with respect to election of directors or other matters.

On August 17, 2015, Michael Hay resigned as President, Chief Executive Officer, Chief Financial Officer, Treasurer and as a director of the Company.  Jake Martin resigned as Secretary and as a director.  Management is unaware of any disagreements between Messiers Hay and Martin and management relating to the registrant’s operations, policies or practices.

The Company has provided a copy of the disclosures it is making herein to both Messiers Hay and Martin and provided them with an opportunity to furnish the registrant, as promptly as possible, with a letter addressed to the registrant stating whether they agree with the statements made by the registrant in response to this Item 5.02, and, if not, stating the respects in which they do not agree.  The Company will file any letter received as an exhibit to an amended 8K.

On August 17, 2015,  Chua Seong Seng was  appointed as the President, Chief Executive Officer and a director, LimWei Lin was appointed as Secretary and a director, and Low Tuan Lee was appointed as Chief Financial Officer, Treasurer and a director of the Company.  Other than as described above in Item 3.02, there have been no transactions between Chua Seong Seng, LimWei Lin, Low Tuan Lee and the Registrant during the prior fiscal year which would be required to be reported pursuant to Item 404(a) of Regulation S-K that have not already been reported on Form 10-K. Ms. LimWei Lin and  Mr. Low Tuan Lee are married.

Following is a brief description of the business experience for each newly appoint officer and director:

Chua Seong Seng, age 53, is an Economist and has more than 20 years of experience in corporate finance specializing in property development and listing of companies in various stock exchanges in the world.

For the last 28 years, Mr. Chua has owned and operated a registered real estate agency and property consultancy firm, located in Malaysia and with operations and clientele from Europe, South East Asia and the Middle East. Mr. Chua specializes in managing property and plantation structured corporate transactions, particularly in financing and marketing, including reverse take-overs.

Mr. Chua sits on the board for various construction companies from China seeking construction contracts in Malaysia.  Mr. Chua has assisted in listing companies on the Malaysian Stock Exchange, Singapore Stock Exchange, London Stock Exchange and the Frankfurt Stock Exchange.  Mr. Chua is currently CEO and a member of the Board of Directors of Imperial Planation Corporation, a U.S. public company trading on the OTCMarkets, under the symbol IMPC.

Lim Wei Lin, age 34, is a graduate of RMIT University (Melbourne) Australia, where she obtained her Masters of Professional Accounting.  She also obtain her BA Honors degree, Business Administration from Plymouth University (Plymouth) England and a Diploma of Aesthetician from Top to Toe College (Penang) Malaysia.  Additionally, she attended Western Michigan University Business Foundation Program at Sunway College (K.L.) Malaysia.

Ms. Lim has served as the sales and marketing manager of Techware Property Development Sdn Bhd (Penang) from December, 2003 through January 2007.  From May 2007 through May 2008, she served as the Senior Consultant Personal Assistant for New Careers Australia, in Melbourne, Australia.  Ms. Lim served as an account manager for Light Body Ventures of Shanghai, in Shanghai, China, from July 2009 through February 2010 and as the Branding and Marketing Manager of Brilliant & Consulting Group in Shanghai, China.  Since May 2012, she has been serving the Director of Marketing for DerySoft Co., Ltd in Shanghai, China.

Low Tuan Lee, age 36, is a graduate of The University of Melbourne, Australia, served as a business audit trainee with Earnest & Young, KL Malaysia from November, 2001 through December, 2001.  From April 2003 through May 2007, he served a Senior Actuarial Product Manager for American International Group, KL Malaysia.  Between June and December 2007, he served as the Senior Regional Actuarial Analyst for Metropolitan Life in Singapore.  Mr. Low served as the Senior Product Manager, Cash/Trade/FX & Changel, and from January 2008 through June 2012, and Head of Transaction Banking and Product Specialists, from July 2012 through March 2013, SME Banking, Standard Chartered Bank China Co Ltd (SCB).  Mr. Low is currently serving as the Director of Commercial Clients Shanghai, SCB China.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

At Play Vacations, Inc.

Date: August 21, 2015	By:	/s/ Chua Seong Seng
Chua Seong Seng
President